Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Field Trip Health Limited (the “Company”) of our report dated June 24, 2021 relating to the March 31, 2021 consolidated financial statements of the Company, which is filed as an exhibit to the Company’s Registration Statement on Form 40-F.

We consent to the references to us contained in the F-10 and in the documents incorporated by reference therein.

/s/ MNP LLP
Chartered Professional Accountants
Licensed Public Accountants

Waterloo, Canada

December 6, 2021